SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

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       [ ] Preliminary Proxy Statement
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       [ ] Definitive Proxy Statement
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       [x] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                             FIRST FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                    Contacts:    Elizabeth B. Eckel
                                                 Sr. Vice President, Marketing
                                                 The Washington Trust Company
                                                 (401) 348-1309

                                                 Patrick J. Shanahan, Jr.,
                                                 Chairman, President and CEO
                                                 First Bank and Trust Company
                                                 (401) 421-3600

                                    Date:        November 13, 2001
                                    FOR IMMEDIATE RELEASE

               Washington Trust to Acquire First Financial Corp.

WESTERLY, RHODE ISLAND -- Washington Trust Bancorp, Inc. (NASDAQ: National Market; symbol: WASH), parent of The Washington Trust Company and First Financial Corp. (NASDAQ: National Market; symbol: FTFN), parent of First Bank and Trust Company, today jointly announced that they have signed a definitive agreement pursuant to which First Financial Corp. will merge with and into Washington Trust Bancorp and First Bank and Trust Company will merge with and into The Washington Trust Company. First Bank and Trust, a Rhode Island-chartered bank with assets of $174.1 million, is headquartered in Providence, RI, and operates banking offices in Providence, Cranston, Richmond and North Kingstown, RI. The Washington Trust Company, with assets of $1.356 billion, is headquartered in Westerly, RI, and has 13 branch offices in southern RI and southeastern CT.

"This is an excellent strategic acquisition for Washington Trust," stated John
C. Warren, Washington Trust's Chairman and Chief Executive Officer. He continued, "It allows us to expand into Cranston and Providence and complements our proposed expansion into Warwick, RI in 2002." He added, "The acquisition supports growth of our retail and business banking lines, as well as trust and investment management services. It also establishes our position as the leading community bank in the region."

Patrick J. Shanahan, Jr., Chairman, President and Chief Executive Officer of First Bank and Trust, stated, "Washington Trust and First Bank and Trust are ideal partners." He added, "As community banks, we are both committed to delivering competitive products with high quality personal service. This is a terrific opportunity for our customers to benefit from Washington Trust's expanded line of financial products, including trust and investment management services."

Warren announced that, upon the completion of the acquisition, Mr. Shanahan would retire from First Bank and Trust and subsequently be elected to the Board of Directors of Washington Trust Bancorp, Inc. and The Washington Trust Company. Warren noted, "During Pat Shanahan's 28-year career at First Financial Corp./First Bank and Trust Company, he has been instrumental in developing First Bank and Trust into a leading community bank. He built the company from a small, one-office location with less than $9 million in assets to a four-branch network with assets exceeding $174 million. During his tenure, the bank has recorded 26 consecutive years of earnings."
                                 -- M O R E --


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Washington Trust Bancorp, Inc./ First Financial Corp.
Page Two, November 13, 2001

In the merger, each share of First Financial common stock will be converted into a combination of $16.00 in cash and shares of Washington Trust Bancorp, Inc. common stock valued based on an exchange ratio which initially values Washington Trust stock at $18.00. Based on a Washington Trust closing stock price of $18.00, First Financial shareholders would receive 0.889 shares of Washington Trust common stock for a combination of cash and stock initially valued at $32.00 per share and an aggregate transaction value of approximately $39 million. However, the actual number and value of Washington Trust Bancorp, Inc. common stock to be issued to First Financial shareholders will be based on an exchange formula using the average closing price of Washington Trust Bancorp, Inc. common stock prior to closing within a range of 0.842 per share and 0.941 per share.

The acquisition, expected to be completed in the second quarter of 2002, is subject to certain customary conditions, including approval by First Financial Corp.'s shareholders as well as state and federal banking regulators. The acquisition is expected to provide significant synergies to the combined operation and is expected to be accretive to earnings per share upon the first full year of operation. Warren added that Washington Trust hopes to retain as many of First Bank's 54 employees as possible, either in their current positions or in new jobs within Washington Trust.

The acquisition is expected to provide significant strategic advantages to Washington Trust, including an expanded presence in the Providence, RI market. The Bank currently operates both a trust and investment management office and Phoenix Investment Management Company out of offices on South Main Street in Providence. First Bank's Cranston location also complements the Bank's planned expansion into the adjacent Warwick, RI market. In August, Washington Trust announced the Bank's intent to build a full-service branch office near the Apponaug section of Warwick, RI. Scheduled to open in the fall of 2002, the Warwick branch is pending the approval of local authorities, as well as state and federal regulators.

Founded in 1972, First Bank and Trust Company, a Rhode Island-chartered bank, is headquartered in Providence, RI and is celebrating its 30th year. The Bank operates four banking offices in Rhode Island, including its main and executive office in Providence, branches in Cranston and Richmond, and an in-store branch at the Wal-Mart in North Kingstown, RI. The Bank is a subsidiary of First Financial Corp. whose common stock trades on The Nasdaq Stock Market( under the symbol: FTFN. Web site address: .

Founded in 1800, The Washington Trust Company is a state-chartered bank and offers a full range of financial services, including trust and investment management, through its branch offices in Rhode Island and southeastern Connecticut. The Bank also has a trust and investment management office and Phoenix Investment Management in Providence, Rhode Island. The Bank is a subsidiary of Washington Trust Bancorp, Inc. whose common stock trades on The Nasdaq Stock Market( under the symbol WASH. Web site address: .
                                     # # #

Washington Trust Bancorp, Inc./ First Financial Corp.
Page Three, November 13, 2001

This release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following factors, among others, could cause the actual results of the merger to differ materially from the expectations stated in this release: changes in general national or regional economic conditions, the risk that the businesses of Washington Trust and First Financial will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the ability to fully realize the expected cost savings and revenues on a timely basis, the ability of the companies to obtain the required shareholder or regulatory approvals of the merger, a materially adverse change in the financial condition of either company, and changes in the assumptions used in making such forward-looking statements.

Washington Trust and First Financial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information:
THE PROPOSED TRANSACTION WILL BE SUBMITTED TO FIRST FINANCIAL'S SHAREHOLDERS FOR THEIR CONSIDERATION, AND WASHINGTON TRUST AND FIRST FINANCIAL WILL FILE A REGISTRaTION STATEMENT, A DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRaNSACTION WITH THE SEC. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT WASHINGTON TRUST AND FIRST FINANCIAL, AT THE SEC'S INTERnET SITE (HTTP://WWW.SEC.GOV). COPIES OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AND THE SEC FILINGS THAT WILL BE INCORPORATED BY REFERENCE IN THAT DOCUMENT, CAN ALSO BE OBTAINED, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: ELIZABETH B. ECKEL, SENIOR VICE PRESIDENT, WASHINGTON TRUST BANCORP, INC., 23 BROAD STREET, WESTERLY, RHODE ISLAND 02891 OR TO PATRICK J. SHANAHAN, JR., CHAIRMAN, PRESIDENT AND CEO, FIRST FINANCIAL CORP., 180 WAsHINGTON STREET, PROVIDENCE, RHODE ISLAND 02903.

Washington Trust and First Financial, and directors and executive officers of the companies, may be deemed to be participants in the solicitation of proxies in favor of the merger from the companies' respective shareholders. For information regarding the stock ownership of the directors and executive officers of Washington Trust and First Financial, reference is made to the most recent proxy statements issued by the respective companies, which are available at the SEC's Internet site and at addresses provided in the preceding paragraph. Additional information regarding the interests of those participants may be obtained by reading the definitive proxy statement/prospectus regarding the proposed transaction when it becomes available.
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            WASHINGTON TRUST BANCORP, INC. AND FIRST FINANCIAL CORP.
                                   FACT SHEET

                                      WASHINGTON TRUST          FIRST FINANCIAL CORP.

Total Assets                          $1.356 billion            $174.1 million

Total Deposits                        $798.1 million            $124.6 million

Total Loans                           $620.9 million            $111.4 million

Shareholders' Equity                  $98.8 million             $18.5 million

Number of Branches                    13 (including 3 in-store) 4 (including 1 in-store)

Number of Employees                   409                       54
(information as of September 30, 2001)
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